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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Amendment No. 3 to the Form S-3 Registration Statement of Judicate, Inc. (the "Company"), relating to shares of common stock of the Company, of our report dated February 18, 1994, which is incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, as amended by Form 10-KSB/A, No. 2, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


                                  GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                                  GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                                  formerly known as GOLDENBERG/ROSENTHAL


Jenkintown, Pennsylvania
August 28, 1995